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                                                                   EXHIBIT 10.13
                                                                   -------------

     AGREEMENT, made as of the 21st day of July, 1999, by and between GLOBIX CORPORATION (the "Grantor"), having its principal office at 139 Centre Street, New York, New York 10012 and ARNOLD N. BRESSLER having his principal office at One Pennsylvania Plaza, New York, New York 10119 (the "Trustee").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Grantor desires to create an irrevocable trust (the "Trust") to hold assets pursuant to the Employment Agreement between the Grantor and Robert B. Bell (the "Participant") dated as of the date hereof (the "Employment Agreement"), a copy of which is attached hereto as Schedule A; and

     WHEREAS, Grantor desires to name the Trustee, and the Trustee is willing to serve as Trustee of such Trust;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the Grantor and the Trustee agree as follows:

                                      FIRST
                                      -----

     The Grantor shall transfer and convey to the Trustee the amounts of money deferred under the Employment Agreement which are to be held by the Trustee, IN TRUST, together with any additional property which the Grantor or any other person may, from time to time, transfer and convey to the Trustee, for the uses and purposes and on the terms and conditions hereinafter set forth:
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     A.   The Trust hereby established shall be irrevocable.

     B. The Trust is intended to be a grantor trust, of which Globix Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

                                     SECOND
                                     ------

     The Trustee shall hold, manage, invest and re-invest the Trust funds, collect the income therefrom, and dispose of the income and principal of the Trust as follows:

     A. The Trustee shall maintain for the Participant one or more separate accounts for the net income and the principal of the Trust to which Participant is entitled under the Employment Agreement. The Trustee shall pay to Participant from the income, net of all expenses, taxes and costs paid by the Trustee, and to the extent the income is insufficient, from the principal of the Trust such amount or amounts, and at such time or times, as shall be specified in the Employment Agreement. After the Participant's death, payments shall be made to the Participant's Designee (as that team is defined in the Employment Agreement) in accordance with the terms of the Employment Agreement. In clarification of the Employment Agreement, the Trustee is instructed as follows:

          i) In the event the Participant shall die before payments from the Trust shall have commenced, the Participant's Designee shall be entitled to receive, commencing with the first month after the date of the Participant's death, fifty percent (50%) of the payments the Participant would have received had the Employment Agreement terminated on the last day of the month immediately preceding his death.

          ii) In the event payments shall be made to the Designee, such payments shall continue until the earlier to occur of two years after such payments commence and the date of the Designee's death.

In the event the preceding clauses (i) and (ii) shall conflict with the Employment Agreement, the terms of this Agreement shall govern.

     A. At all times, the principal and income of the Trust, and of all separate accounts thereunder, shall be subject to claims of judgement creditors of the Grantor. If the Trustee is notified, in writing, that the Grantor is insolvent, the Trustee shall not make any payments to the Participant and shall dispose of any assets held hereunder only as a court of competent jurisdiction may direct to satisfy the claims of the creditors of the
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     Grantor. The Grantor shall be deemed to be insolvent if it (i) is unable to pay its debts as they mature or (ii) is subject as a debtor to a proceeding under the Bankruptcy Code. The Grantor shall notify the Trustee if it is deemed to be insolvent within ten (10) days of such notification. Upon the receipt of such notice the Trustee shall cease the payment of all benefits hereunder and notwithstanding any other provision of this Trust shall hold all assets for the benefit of the general creditors of the Grantor.

     B. After the second anniversary of the Participant's death and the death of both the Participant and the Designee, the Trustee shall pay to the Grantor any trust assets in excess of the amount or amounts to which the Participant and the Designee are entitled hereunder.

                                      THIRD
                                      -----

     Neither the Participant nor the Designee shall have any beneficial interest in principal or income hereunder prior to the time when a payment is due to the Participant (or the Designee) hereunder. The interest of the Participant (and the Designee) in amounts payable to the Participant (and the Designee) hereunder shall not be greater than that of a general creditor of the Grantor. The Trust assets are not intended to serve as security for payment of benefits under the Employment Agreement if the Grantor is insolvent (as defined in Subdivision B of Clause SECOND of this Agreement).

                                     FOURTH
                                     ------

     The Trust shall terminate immediately upon the first to occur of (i) a final determination that the Participant (or the Designee) must include in his gross income the value of the Participant's (or the Designee's) interest in the Trust before the amount representing such interest is actually paid or otherwise made available to Participant; (ii) a determination by the Board of Directors of the Grantor that the Grantor will be subject to a penalty for any violation of any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"); or (iii) distribution of all of the assets to the Participant (or the Designee) or to the Grantor in accordance with the Employment Agreement. Upon termination, under clauses (i) or (ii) above, the assets of the trust shall be distributed to the Participant or his estate.

                                      FIFTH
                                      -----

     The Trustee shall have, with respect to any and all property at any time held by it hereunder, and whether constituting principal or income therefrom, the following powers, in addition to those conferred by law:
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A.   To invest and reinvest in United States Treasury bills and notes, state and municipal bonds, bank accounts, certificates of deposit and commercial paper having a grade of BB or better.

B. To retain any such property as an investment without regard to the proportion which such property or property of a similar character, so held, may bear to the entire amount of the Trust.

C. To sell such property at either public or private sale for cash or on credit; to exchange such property; and to grant options for the purchase thereof.

D. To consent to and participate in any plan of reorganization, consolidation, merger, combination, or other similar plan, and to consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to such plan.

E. To deposit any such property with any protective, reorganization or similar committee, to delegate discretionary power thereto, to pay part of its expenses and compensation and any assessments levied with respect to such property.

F. To exercise all conversion, subscription, voting and other rights of whatsoever nature pertaining to any such property and to grant proxies, discretionary or otherwise, in respect thereof.

G. To employ accountants, agents, experts and counsel, including legal and investment counsel, and to delegate discretionary powers to, and rely upon information and advice furnished by, such accountants, agents, experts and counsel and to pay reasonable fees to such accountants, agents, experts and counsel out of the Trust.

H. To extend the time of payment of any obligation held by him and to compromise, settle or submit to arbitration upon such terms as may seem proper, or to release, any claim in favor of the Trust created hereunder.

I. From time to time to register any property in the name of his nominee or in his own name or to hold it unregistered or in such form that title shall pass by delivery and to place property in a custody or safekeeping account.

J. To receive additional property from any source and add it to and mingle it with the Trust created hereunder.

K. To make any division or distribution in cash or in other property or undivided interests therein, or partly in cash and partly in other property or undivided interests therein.

L. To make executory contracts and to grant options for any purpose and upon any terms, and to make such contracts and options binding on the Trust and enforceable against any property included in the Trust estate.

M. To pay all taxes, levies, fees (including the Trustee's fees) and other expenses incurred by or associated with the operation of the Trust.

N. To do all such acts, take all such proceedings and exercise all such rights and privileges, although not hereinbefore specifically mentioned, with relation to any such property, as if the absolute owner thereof, and in connection therewith to make, execute and deliver any instruments and to enter into any covenants or agreements binding the Trust under this Agreement.

                                      SIXTH
                                      -----

A. The Trustee shall not be liable for any loss sustained by the Trust by reason of the purchase, retention, sale or exchange of any investment made by the Trustee in good faith.

B. Persons dealing with the Trustee shall not be obligated to look to the application of any moneys or other property paid or delivered to the Trustee or to inquire into the Trustee's authority as to any transaction. All powers granted to the Trustee shall continue until actual distribution of the property.

C. Any decision of the Trustee with respect to the exercise or non-exercise by him of any discretionary power hereunder, or the time or manner of the exercise thereof, made in good faith, shall fully protect him and shall be binding and conclusive upon all persons interested in the trust estate.

D. The Trustee shall not be required to sell stock, securities or other trust assets if the sole purpose of such sale is to diversify the investment of the trust principal and the Trustee otherwise believes such stock, securities or other trust assets to be a prudent investment. The Trustee shall incur no liability whatsoever by reason of any action taken or not taken pursuant to the provisions of this Division D except for gross negligence or wilful misconduct.
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                                     SEVENTH
                                     -------

A. If the Trustee shall die, resign or cease to act for any reason, the Grantor shall appoint a successor Trustee by an acknowledged writing within ten
(10) days after the Trustee shall die, resign or so cease to act. Under no circumstances shall the Grantor act as a Trustee hereunder.

B. A Trustee may resign at any time upon thirty (30) days' prior written notice to the Grantor and any co-Trustee. In the event a Trustee, or a successor Trustee, resigns, he or it shall be relieved of all further liability hereunder other than to account for all property received while acting as Trustee and, if applicable, to turn over such property to a successor Trustee.

C. No successor Trustee shall be liable or responsible in any way for the acts or defaults of any predecessor Trustee, nor for any loss or expense caused by anything done or neglected to be done by any predecessor Trustee, but such successor Trustee shall be liable only for its own acts and defaults with respect to the trust funds actually received by it as Trustee. Every successor Trustee shall be vested with all the duties, rights, titles, and powers, whether discretionary or otherwise, of the original Trustee. No Trustee or successor Trustee shall be required to give any bond or other security for the faithful performance of its duties as such.

                                     EIGHTH
                                     ------

     This Agreement and the trust hereby created may be amended any time and to any extent by written instrument executed by the Trustee and Grantor and consented to by the Participant (or if the Participant is dead, the Designee) except to make the Trust revocable after receipt of a favorable determination letter from the Internal Revenue Service regarding the status of this trust as a "rabbi trust" or to alter Article 4.

                                      NINTH
                                      -----

     The Participant's interest in income or principal hereunder shall not be subject to anticipation, assignment, pledge, sale or transfer in any manner, nor shall the Participant have the power to anticipate, encumber or change such interest, nor shall such interest, while in the possession of the Trustee, be liable for or subject to the debts, contracts, obligations, liabilities or torts of Participant.

                                      TENTH
                                      -----

     A. At least annually, the Trustee shall deliver to the Grantor and the Participant a written description of all administration expenses (including the Trustee's fees) incurred by the Trustee during the period in question. All of the Trustee's administration expenses (including the Trustee's fees) shall be paid by the Trust; the Trustee shall withdraw any amounts from the Trust to compensate or reimburse himself for his administrative expenses and the Trustee's fees.

     B. The compensation to which the Trustee is entitled shall be calculated by multiplying (x) the number of hours devoted to managing the Trust by (y) his normal hourly billing rate as the same shall change from time to time.

                                    ELEVENTH
                                    --------

     A. Wherever necessary or appropriate, the use herein of any gender shall be deemed to include the other genders and the use herein of either the singular or the plural shall be deemed to include the other.

     B. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                     TWELFTH
                                     -------

     This Agreement shall become effective, as of the day and year first above written, upon the execution of this Agreement by both the Grantor and the Trustee. It shall be governed and construed in all respects according to the laws of the State of New York.

     IN WITNESS WHEREOF, the Grantor and the Trustee have hereunto set their hands.

Attest:                                  GRANTOR:

                                         Globix Corporationq

By: /s/                               By: /s/
   -----------------------------         ----------------------------
         Paul Asher, Secretary           Marc H. Bell, President

[SEAL]


Witness:                                 TRUSTEE:

 /s/                                      /s/
--------------------------------         ----------------------------

           (Name)                   Arnold N. Bressler, Trustee

Approved:

                                        Witness:


/s/                                     /s/
   ---------------------------             ----------------------------
      Robert B. Bell       (Name)

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK         )

     On the ____ day of __________, 1999, before me personally came Marc H. Bell, to me known who being by me duly sworn, did depose and say: that he is the President of Globix, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                           -----------------------------------
                                  Notary Public



STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK         )

     On the ____ day of __________, 1999, before me personally came Arnold N. Bressler, to me known and known to me to be the individual described in and who executed the foregoing instrument and he acknowledged to me that he executed the same.

                           -----------------------------------
                                  Notary Public

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK         )

     On the ____ day of __________, 1999, before me personally came Robert B. Bell, to me known and known to me to be the individual described in and who executed the foregoing instrument and he acknowledged to me that he executed the same.

                           -----------------------------------
                                  Notary Public

     SCHEDULE A
     ----------

     Employment Agreement by and between Globix Corporation and Robert B. Bell.